Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com
                                                     Shire

7am(BST) 2am(EDT)


                            Non-executives step down

Basingstoke, UK - 12 May 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces that Dr Francesco Bellini and Mr Gerard Veilleux, both non executive directors, have stepped down from the Board, on the expiry of their appointments on 10 May 2003. Both Dr Bellini and Mr Veilleux joined the Shire Board on 11 May 2001.

Says Dr James Cavanaugh, Chairman of Shire:

"The Board would like to thank Francesco Bellini and Gerard Veilleux for the contribution they have made during their two years with Shire. Our search for further new non-executives is progressing well on both sides of the Atlantic. We expect to be able to make further announcements in the near future."

Ends


For further information please contact:

Global (outside US and Canada)

Gordon Ngan - Investor Relations                      +44 1256 894 160

Jessica Mann - Media                                  +44 1256 894 280

US & Canada

Gordon Ngan - Investor Relations                      +44 1256 894 160

Michele Roy - Media                                   +1 450 978 7876


Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com


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THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialisation, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)) and METHYPATCH (R) , and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.